Exhibit 10.2
NINTH AMENDMENT TO CREDIT AGREEMENT
This Ninth Amendment to Credit Agreement (“Ninth Amendment”) is made as of this 9th day of November, 2011, by and among PMFG, Inc. (“Holdings”), the Borrowers (as defined below), which are listed on attached Schedule 1, the Lenders (as defined below) signatory hereto and Comerica Bank, as Agent for the Lenders (in such capacity, the “Agent”).
RECITALS
A. Holdings, Peerless Mfg. Co. (the “Company”), PMC Acquisition, Inc. (“PMC Acquisition”), and, following the execution and delivery by any other Subsidiary (as defined in the Credit Agreement), and acceptance by the Agent, from time to time, of a Credit Agreement Joinder Agreement from such Subsidiary, collectively with the Company, PMC Acquisition and each such Subsidiary, the “Borrowers” and each individually, a “Borrower”) are party to that certain Revolving Credit and Term Loan Agreement dated April 30, 2008, with the financial institutions from time to time signatory thereto (individually a “Lender,” and any and all such financial institutions collectively the “Lenders”) and Agent (as amended or otherwise modified from time to time, the “Credit Agreement”).
B. Borrowers have requested that Agent and the Lenders make certain amendments to the Credit Agreement and confirm certain related matters in connection with the Burgess-Manning Acquisition (as defined in the Seventh Amendment), all as set forth herein and Agent and the Lenders are willing to do so, but only on the terms and conditions set forth in this Ninth Amendment.
NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Borrowers, Agent and the Lenders agree as follows:
1. The definition of “Applicable Equity Proceeds Recapture Percentage” in Section 1 of the Credit Agreement is amended and restated, in its entirety, as follows:
“Applicable Equity Proceeds Recapture Percentage” shall mean, at all times, one hundred percent (100%).
2. Section 4.8(c) of the Credit Agreement is hereby amended and restated in its entirety, as follows:
(c)
Subject to clauses (e) and (f) hereof, (i) immediately upon receipt by any Credit Party of Net Cash Proceeds generated from the issuance of any Equity Interests of any Credit Party after the Ninth Amendment Effective Date (other than the proceeds from any Equity Interests issued (A) under any stock option or employee incentive plans listed on Schedule 6.12 hereto (or any successor plans) or (B) in connection with the conversion of any Subordinated Debt to equity), Borrowers shall prepay the Term Loan by an amount equal to the Applicable Equity Proceeds Recapture Percentage of such Net Cash Proceeds from the issuance of any Equity Interests; and (ii) immediately upon receipt by any Credit Party of Net Cash Proceeds generated from the issuance of any Subordinated Debt after the Effective Date, Borrowers shall prepay the Term Loan by an amount equal to one hundred percent (100%) of such Net Cash Proceeds from the issuance of Subordinated Debt.

3. Schedule 1.1 of the Credit Agreement is hereby amended, restated and replaced (in its entirety) with new Schedule 1.1, attached hereto as attachment 1.
4. The Lenders hereby waive any Default or Event of Default arising solely from the Borrowers’ failure to comply with Sections 7.9(a) and (b) of the Credit Agreement for the fiscal quarter ended October 1, 2011.
5. Immediately effective on the Ninth Amendment Effective Date, Agent (with the concurrence of the Required Lenders) hereby establishes a reserve against the Borrowing Base (pursuant to clause (y) of the definition thereof), in addition to any other reserves at any time and from time to time in effect, in the amount of $2,000,000, such additional reserve to remain in effect until (i) the Borrowers have delivered a Covenant Compliance Report under Section 7.2(a) for any fiscal quarter ending after the Ninth Amendment Effective Date demonstrating compliance with all of the financial covenants set forth in Sections 7.9(a) through 7.9(c) hereof and confirming that, as of the date of such report, no Default or Event of Default has occurred and is continuing, or (ii) the Borrowers have repaid the Term Loan in full, whichever occurs first.
6. This Ninth Amendment shall become effective (according to the terms hereof) on the date (the “Ninth Amendment Effective Date”) that the following conditions have been fully satisfied by Borrowers (the “Conditions”):
(a)
Agent shall have received via facsimile or electronic mail (followed by the prompt delivery of original signatures) counterpart originals of this Ninth Amendment, in each case duly executed and delivered by the Agent, Borrowers and the Lenders.

(b)
Borrowers shall have paid to Agent, for distribution to those Lenders which approved this Ninth Amendment on or before November 9, 2011, an amendment fee equal to twenty (20) basis points on each such Lender’s aggregate commitment under the Revolving Credit and outstandings under the Term Loan.

(c)	Borrowers shall have paid to the Agent all fees and other amounts, if any, that are due and owing to the Agent as of the Ninth Amendment Effective Date in accordance with the Loan Documents.

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7. Borrowers hereby certify to the Agent and the Lenders as of the Ninth Amendment Effective Date and after giving effect to this Ninth Amendment, that (a) execution and delivery of this Ninth Amendment and the other Loan Documents required to be delivered hereunder, and the performance by Borrowers of their obligations under the Credit Agreement as amended hereby (herein, as so amended, the “Amended Credit Agreement”) are within the Borrowers’ powers, have been duly authorized, are not in contravention of law or the terms of its articles of incorporation or bylaws or other organizational documents of the parties thereto, as applicable, and except as have been previously obtained do not require the consent or approval, material to the amendments contemplated in this Ninth Amendment, of any governmental body, agency or authority, and the Amended Credit Agreement and the other Loan Documents required to be delivered hereunder will constitute the valid and binding obligations of such undersigned parties enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, ERISA or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), (b) the representations and warranties set forth in Section 6 of the Amended Credit Agreement are true and correct on and as of the Ninth Amendment Effective Date (except to the extent such representations specifically relate to an earlier date), and (c) on and as of the Ninth Amendment Effective Date, after giving effect to this Ninth Amendment, no Default or Event of Default shall have occurred and be continuing.
8. Except as specifically set forth above, this Ninth Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Amended Credit Agreement (including without limitation all conditions and requirements for Advances and any financial covenants), any of the Notes issued thereunder or any of the other Loan Documents. Except as specifically set forth above, this Ninth Amendment shall not constitute a waiver or release by the Agent or the Lenders of any right, remedy, Default or Event of Default under or a consent to any transaction not meeting the terms and conditions of the Amended Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents or affect in any manner whatsoever any rights or remedies of the Lenders with respect to any non-compliance by Borrowers or any Guarantor with the Amended Credit Agreement or the other Loan Documents, whether in the nature of a Default or Event of Default, and whether now in existence or subsequently arising, and shall not apply to any other transaction. Borrowers hereby confirm that each of the Collateral Documents continues in full force and effect and secures, among other things, all of its obligations, liabilities and indebtedness owing to the Agent and the Lenders under the Credit Agreement and the other Loan Documents (where applicable, as amended herein).
9. Borrowers hereby acknowledge and agree that this Ninth Amendment and the amendments contained herein do not constitute any course of dealing or other basis for altering any obligation of Borrowers, any other Credit Party, any Guarantor or any other party or any rights, privilege or remedy of the Lenders under the Credit Agreement, any other Loan Document, any other agreement or document, or any contract or instrument.
10. Except as specifically defined to the contrary herein, capitalized terms used in this Ninth Amendment shall have the meanings set forth in the Credit Agreement.
11. This Ninth Amendment may be executed in counterpart in accordance with Section 13.9 of the Credit Agreement and shall be considered a “Loan Document” within the meaning of the Credit Agreement.
12. This Ninth Amendment shall be construed in accordance with and governed by the laws of the State of Texas.

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WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK, as Agent
By:	/s/ Kelly Cowherd
	Name:	Kelly Cowherd
	Title:	Assistant Vice President
Signature page to Ninth Amendment (1137290)

PMFG, INC.
By:	/s/ Ronald L. McCrummen
	Name:	Ronald L. McCrummen
	Title:	Vice President

PEERLESS MFG. CO.
By:	/s/ Ronald L. McCrummen
	Name:	Ronald L. McCrummen
	Title:	Vice President

PMC ACQUISITION, INC.
By:	/s/ Ronald L. McCrummen
	Name:	Ronald L. McCrummen
	Title:	Vice President

NITRAM ENERGY, INC.
By:	/s/ Ronald L. McCrummen
	Name:	Ronald L. McCrummen
	Title:	Vice President

BOS-HATTEN, INC.
By:	/s/ Ronald L. McCrummen
	Name:	Ronald L. McCrummen
	Title:	Vice President

BURGESS — MANNING, INC.
By:	/s/ Ronald L. McCrummen
	Name:	Ronald L. McCrummen
	Title:	Vice President
Signature page to Ninth Amendment (1137290)

BURMAN MANAGEMENT, INC.
By:	/s/ Ronald L. McCrummen
	Name:	Ronald L. McCrummen
	Title:	Vice President
Signature page to Ninth Amendment (1137290)

LENDERS:

COMERICA BANK, as a Lender, Issuing Lender and Swing Line Lender
By:	/s/ Kelly Cowherd
	Name:	Kelly Cowherd
	Title:	Assistant Vice President
Signature page to Ninth Amendment (1137290)

MB FINANCIAL BANK, N.A.
By:
Name:
Title:

Signature page to Ninth Amendment (1137290)

CITIBANK N.A.
By:	/s/ Deborah Purvin
	Name:	Deborah Purvin
	Title:	Vice President
Signature page to Ninth Amendment (1137290)

SCHEDULE 1
Peerless Mfg. Co.
PMC Acquisition, Inc.
Nitram Energy, Inc.
Bos-Hatten, Inc.
Burgess — Manning, Inc.
Burman Management, Inc.

Schedule 1.1
Applicable Margin Grid
Revolving Credit and Term Loan Facilities
(basis points per annum)

Basis for Pricing	Level I	Level II	Level III	Level IV*
Consolidated Total Leverage Ratio*	< 1.50 to 1.00	> 1.50 to 1.00 but < 2.00 to 1.00	>2.00 to 1.00 but < 2.50 to 1.00	>2.50 to 1.00
Revolving Credit Eurodollar Margin	300.00	350.00	400.00	475.00
Revolving Credit Base Rate Margin	225.00	275.00	300.00	375.00
Revolving Credit Facility Fee	25.00	25.00	25.00	25.00
Letter of Credit Fees (exclusive of facing fees)	300.00	350.00	400.00	475.00
Term Loan Eurodollar Margin	325.00	375.00	425.00	500.00
Term Loan Base Rate Margin	225.00	275.00	325.00	400.00

*	Definitions as set forth in the Credit Agreement.

**
Level IV pricing shall be in effect from the Ninth Amendment Effective Date until the delivery of the financial statements for the fiscal quarter ending December 31, 2011 after which time the Applicable Margins and Applicable Fee Percentages shall be determined in accordance with Section 11.9 of the Credit Agreement.